UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
SCHEDULE 14A	Estimated average burden hours per response......... 12.75

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

INNOVEX, INC.

(Name of Registrant as Specified In Its Charter)

INNOVEX, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (03-04) Persons who are to respond to the Collection of information contained in this form are not required to respond unless the form displays a currently valid OMB cotrol number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

INNOVEX, INC.

PROXY STATEMENT SUPPLEMENT

        A Proxy Statement was furnished to the shareholders of Innovex, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 18, 2005, or any adjournment or adjournments thereof. The Proxy Statement was mailed to shareholders on December 14, 2004.

        This Proxy Statement Supplement is being mailed to shareholders on or about December 20, 2004. The information below corrects information in the Proxy Statement of December 14, 2004 regarding the shares of Company common stock held by Thomas W. Haley:

Security Ownership of Certain Beneficial Owners and Management

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership (1)	of Class

Thomas W. Haley (2)	826,220	4.3%
2421 Crowne Hill Road
Minnetonka, MN 55305

(1)	Includes 55,000 shares of common stock which may be purchased pursuant to the exercise of stock options within sixty days of December 1, 2004.
(2)	Serves as a director of the Company and has been nominated for re-election.